Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy securities in the United States or in any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. Neither this announcement nor any copy hereof may be taken into or distributed in the United States. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No public offer of securities is to be made by the Company in the United States.

NOTICE OF LISTING ON THE STOCK EXCHANGE OF HONG KONG LIMITED

Wynn MACAU

Wynn Macau, Limited
永利澳門有限公司*

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259, 40357)

US$750,000,000 5.625% SENIOR NOTES DUE 2028 (TO BE CONSOLIDATED AND FORM A SINGLE SERIES WITH THE US$600,000,000 5.625% SENIOR NOTES DUE 2028 ISSUED ON 26 AUGUST 2020) (DEBT STOCK CODE: 40357)

Sole Global Coordinator and Left Lead Bookrunner

Deutsche Bank

Joint Bookrunners

Goldman Sachs & Co. LLC	**Banco Nacional Ultramarino, S.A.**	**Bank of China Macau Branch**	**Bank of Communications Macau**	
BNP PARIBAS	**BOC International**	**BofA Securities**	**DBS Bank Ltd.**	
ICBC (Macau)	**J.P. Morgan**	**Scotiabank**	**SMBC Nikko**	**United Overseas Bank**

* *For identification purposes only.*

Application has been made to The Stock Exchange of Hong Kong Limited for the listing of and permission to deal in the US$750,000,000 5.625% senior notes due 2028 (the "**Additional Notes**") to be issued by Wynn Macau, Limited (the "**Company**") by way of debt issue to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited) only, as described in the offering memorandum of the Company dated 15 December 2020. The listing of and permission to deal in the Additional Notes are expected to become effective on or about 23 December 2020.

The Additional Notes will be consolidated and form a single series with the US$600,000,000 5.625% senior notes due 2028 issued on 26 August 2020 (the "**Original Notes**"). Certain details of the Original Notes are set out in the Company's announcement dated 20 August 2020.

The Additional Notes that are sold initially outside the United States of America pursuant to Regulation S under the United States Securities Act of 1933 (the "**Additional Reg. S Notes**") are subject to lock up outside the United States of America for 40 days, starting from and including the issue date of the Additional Notes, (the "**Lock Up Period**") pursuant to applicable securities laws. As a result, during the Lock-Up Period only, the Additional Reg. S Notes are given temporary security identification numbers that are different from those used for the Original Notes that were sold under Regulation S of the United States Securities Act of 1933 (the "**Original Reg. S Notes**"). After the Lock Up Period, the security identification numbers for the Additional Reg. S Notes will be changed to be same as the Original Reg. S Notes.

By Order of the Board
Wynn Macau, Limited
Dr. Allan Zeman
Chairman

Hong Kong, 22 December 2020

As at the date of this announcement, the Board comprises Matthew O. Maddox and Ian Michael Coughlan (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Craig S. Billings (as Non-Executive Director); Allan Zeman (as Independent Non-Executive Director and Chairman); and Jeffrey Kin-fung Lam, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).